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                                                                       EXHIBIT 5


                               PALMER & DODGE LLP
                    One Beacon Street, Boston, MA 02108-3190




TELEPHONE: (617) 573-0100                             FACSIMILE: (617) 227-4420


                              December 10, 1998

MAXIMUS, Inc.
1356 Beverly Road
McLean, Virginia  22101


     We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by MAXIMUS, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Registration Statement relates to up to 200,000 shares (230,000 shares if the underwriters' overallotment option is exercised in full) of the Company's Common Stock, no par value per share (the "Shares"). We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

     We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor at the price to be determined pursuant to the Resolutions, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.



                                                  Very truly yours,


                                                  /s/ Palmer & Dodge LLP
                                                  ------------------------------
                                                      Palmer & Dodge LLP